Exhibit 99.1

TRANSGENOMIC PROVIDES UPDATE ON ITS PLANNED MERGER AND REPORTS CHANGE IN LISTING STATUS

OMAHA, Neb. (February 21, 2017) -- Transgenomic, Inc. (TBIO) (OTQB: TBIO) today reported that trading in its shares will begin on the OTCQB exchange under the ticker “TBIO” effective at the open of business on February 22, 2017. On February 17, 2017, the Company received written notification from the staff of the Nasdaq Stock Market LLC (“Nasdaq”) that it had determined to delist the Company’s shares from Nasdaq and accordingly, trading in the Company’s shares will be suspended effective at the open of business on February 22, 2017, as a result of the Company no longer meeting certain Nasdaq continued listing requirements. As previously disclosed, Nasdaq had informed Transgenomic that its shares would no longer continue to trade on Nasdaq, unless the Company met the minimum share price and shareholder equity requirements on or before February 19, 2017. Nasdaq will complete the delisting by filing a Form 25 Notification of Delisting with the Securities and Exchange Commission (the “SEC”), after the applicable appeal periods have elapsed.

On February 3, 2017, Transgenomic filed a preliminary proxy statement with the SEC with respect to the previously announced merger of its wholly owned subsidiary, New Haven Labs Inc., with Precipio Diagnostics, LLC in a transaction which has been structured, in part, to result in a combined entity that will meet all initial listing standards for the Nasdaq Capital Market. Additionally, the new company that will be created by the merger, and which will be known as Precipio, has applied in advance to Nasdaq to list its shares, and trading on the Nasdaq Capital Market is expected to resume when the merger closes, under the proposed ticker “PRPO”. Transgenomic currently expects that the merger, which is subject to approval of the Transgenomic stockholders and certain other conditions, will close during the second quarter of 2017.

Paul Kinnon, President and Chief Executive Officer of Transgenomic, commented, “We are working diligently toward completion of the merger and we are excited about the opportunities the combination will create and believe that the combined company will be well positioned to build on its unique assets in the rapidly growing fields of advanced diagnostics and personalized medicine.”

Ilan Danieli, Precipio’s founder and Chief Executive Officer noted, “We look forward to the closing of our merger with Transgenomic so that we can begin the process of integrating our teams, technologies, services and growing this platform. We believe the distinctive strengths of our two companies are complementary and, together, we expect to be a dynamic, growing, value-added player in the rapidly changing healthcare sector.”

About Transgenomic

Transgenomic, Inc. is a global biotechnology company advancing personalized medicine in oncology and inherited diseases through advanced diagnostic technologies, such as its revolutionary ICE COLD-PCR, which enables use of liquid biopsies for mutation detection. The company also provides specialized clinical and research services to biopharmaceutical companies developing targeted therapies. Transgenomic’s diagnostic technologies are designed to improve medical diagnoses and patient outcomes.

About Precipio

Precipio Diagnostics has built a platform to harness the intellect, expertise and technology developed within academia, delivering quality diagnostic information to physicians and patients worldwide. Through its collaborations with world-class academic institutions specializing in cancer research, diagnostics and treatment, and its experience delivering quality service, Precipio Diagnostics offers a new standard of diagnostic accuracy enabling the highest level of patient care. For more information, visit www.precipiodx.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets, expectations regarding new clients, projects and prospects, and MX-ICP’s ability to accelerate the Company’s growth and generate revenue. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Additional Information for Transgenomic Common Stockholders

In connection with the proposed merger, Transgenomic has filed with the SEC a preliminary proxy statement relating to the approval of the merger agreement. The information in the preliminary proxy statement is not complete and may be changed. The preliminary proxy statement and this press release are not offers to sell Transgenomic securities and are not soliciting an offer to buy Transgenomic securities in any state where the offer and sale is not permitted.

The definitive proxy statement will be mailed to stockholders of Transgenomic. TRANSGENOMIC URGES INVESTORS AND SECURITY HOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the definitive proxy statement (when available) and other documents filed with the SEC by Transgenomic through the web site maintained by the SEC at www.sec.gov. Free copies of the definitive proxy statement (when available) and other documents filed with the SEC can also be obtained on Transgenomic’s website at www.transgenomic.com/ir/investor-information.

Transgenomic and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Transgenomic in connection with the merger. Information about the directors and executive officers of Transgenomic is set forth in Transgenomic’s proxy statement filed with the SEC on April 29, 2016. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the definitive proxy statement regarding the proposed transaction when it becomes available.

Transgenomic Contacts:

Media:

Barbara Lindheim

BLL Partners

212-584-2276

blindheim@bllbiopartners.com

Investors:

Transgenomic Investor Relations

investor.relations@transgenomic.com